Exhibit 99.1

November 15, 2016	Analyst Contact:	Megan Patterson 918-561-5325
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners to Participate in
RBC Capital Markets’ MLP Conference

TULSA, Okla. – Nov. 15, 2016 – ONEOK Partners, L.P. (NYSE: OKS) will participate in RBC Capital Markets’ MLP Conference on Wednesday, Nov. 16, 2016, in Dallas, Texas.

Terry K. Spencer, ONEOK Partners president and chief executive officer; Walter S. Hulse III, ONEOK Partners executive vice president of strategic planning and corporate affairs; and Derek S. Reiners, ONEOK Partners senior vice president, chief financial officer and treasurer, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials used at the conference will be posted on ONEOK Partners’ website, www.oneokpartners.com, that morning, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 41.2 percent of the overall partnership interest, as of Sept. 30, 2016.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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